NOT VALID UNLESS COUNTERSIGNED BY THE TRANSFER AGENT
INCORPORATED UNDER THE LAWS OF THE STATE OF

DELAWARE

CUSIP NUMBER
911634103

SHARES

SHOREPOWER TECHNOLOGIES,INC

FULLY PAID AND NON-NEGOTIABLE

SHARES OF SHOREPOWER TECHNOLOGIES,INC COMMON STOCK

TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR

WITNESS THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS

OLDE MONMOUTH STOCK TRANSFER CO., INC.
200 MEMORIAL PARKWAY ATLANTIC HIGHLANDS, NJ 07716

PRESIDENT

COUNTERSIGNED AND REGISTERED

IRREVOCABLE STOCK POWER

FOR VALUE RECEIVED, the undersigned does (do) hereby sell, assign and transfer to:

____

____

____

____

__________ shares of the __________ stock of ________________________
(# of shares) (class of stock)
(name of issue)

Inclusive, standing in the name of the undersigned on the books of said Company.

The undersigned does(do) hereby irrevocably constitute and appoint Olde Monmouth Stock Transfer Co., Inc. attorney to transfer the said stock(s) on the books of the within named Corporation with full power of substitution in the premises.

*IMPORTANT - READ CAREFULLY: The signature(s) to this Power must correspond with the name(s) as written upon the face of the certificate(s) in every particular without alteration or enlargement or any change whatever.

** and must be guaranteed by commercial bank or trust company or a member firm of a national or regional or other recognized stock exchange in conformance with a signature guarantee medallion program.

Dated ________________________

Signature X ________________________

Name Printed ________________________

MEDALLION SIGNATURE GUARANTEE:
(REQUIRED)

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